UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
Paragon Real Estate Equity and Investment Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-25074 (Commission File Number)	39-6594066 (I.R.S. Employer Identification Number)
1240 Huron Road, Cleveland, Ohio 44115
(Address of principal executive offices including zip code)
(216) 430-2700
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously disclosed on the Current Report on Form 8-K dated January 25, 2006, Paragon Real Estate Equity and Investment Trust (“Paragon”) was advised by the American Stock Exchange (“Amex”) that Amex had decided to delist Paragon’s common shares. On February 14, 2005, Paragon’s common shares began being quoted on the over-the-counter bulletin board, or OTCBB, under the new symbol “PRGL.OB”.
     Also on February 14, 2006, Paragon and Veard & Lowe Investments, Inc., on behalf of the various partnerships under its control, agreed to modify the Purchase Agreement, dated September 26, 2005, among Paragon and the various partnerships (the “Purchase Agreement”), to extend the due diligence review period until March 31, 2006 and the closing date until April 30, 2006.
     On February 15, 2006, Paragon issued a press release announcing the new trading symbol and modification of the purchase agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits 99.1 Press Release dated February 15, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2006	Paragon Real Estate Equity and Investment Trust
	By:	/s/ James C. Mastandrea
James C. Mastandrea
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 15, 2006

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